Exhibit 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.

Below is a list of the subsidiaries of the Company. Each subsidiary does business under the name identified below. All of the voting stock of each subsidiary is owned, either directly or indirectly, by the Company, except where noted and except, in certain instances for directors’ qualifying shares.

NAME OF SUBSIDIARY	INCORPORATED IN

International Flavors & Fragrances I.F.F. (Nederland) B.V.	The Netherlands

Aromatics Holdings Limited	Ireland

IFF-Benicarlo, S.A.	Spain

International Flavours & Fragrances (China) Ltd.	China

Irish Flavours and Fragrances Limited	Ireland

International Flavours & Fragrances I.F.F. (Great Britain) Ltd.	England

International Flavors & Fragrances I.F.F. (Italia) S.r.l.	Italy

International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.	Germany

International Flavors & Fragrances I.F.F. (Switzerland) A.G.	Switzerland

International Flavors & Fragrances I.F.F. (France) SAS	France

International Flavors & Fragrances (Hong Kong) Ltd.	Hong Kong

International Flavors & Fragrances (Japan) Ltd.	Japan

International Flavors & Fragrances S.A.C.I.	Argentina

I.F.F. Essencias e Fragrancias Ltda.	Brazil

International Flavours & Fragrances (Australia) Pty. Ltd.	Australia

P.T. Essence Indonesia	Indonesia

International Flavors & Fragrances (Mexico) S.A. de C.V.	Mexico

IFF Mexico Manufactura, S.A. de C.V.	Mexico

International Flavors & Fragrances I.F.F. (Espana) S.A.	Spain

International Flavors & Fragrances (Poland) Sp.z.o.o.	Poland

International Flavors & Fragrances (Hangzhou) Co. Ltd (1)	China

International Flavors & Fragrances (Zhejiang) Co., Ltd.	China

International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.	South Africa

International Flavors & Fragrances I.F.F. (Canada) Ltd.	Canada

Alva Insurance Ltd.	Bermuda

van Ameringen-Haebler, Inc.	New York

International Flavors & Fragrances (Caribe) Inc.	Delaware

Sabores y Fragrancias S.A.	Colombia

IFF Sabores y Fragrancias de Chile Ltda.	Chile

IFF Aroma Esans Sanayi Ve Ticaret A.S. (2)	Turkey

International Flavors & Fragrances I.F.F. (Israel) Ltd.	Israel

Misr Co. for Aromatic Products (MARP) S.A.E.	Egypt

International Flavors & Fragrances I.F.F. (Portugal) Lds.	Portugal

International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe

International Flavours & Fragrances (Mauritius) Ltd.	Mauritius

International Flavors & Fragrances (Philippines) Inc.	Philippines

International Flavors & Fragrances (Asia Pacific) Pte. Ltd.	Singapore

International Flavours & Fragrances (Thailand) Ltd.	Thailand

International Flavors & Fragrances (Korea) Inc.	Korea

International Flavors & Fragrances (Nederland) Holding B.V.	The Netherlands

International Flavors & Fragrances Ardenne S.a.r.l.	Luxembourg

International Flavors & Fragrances (Luxembourg) S.a.r.l.	Luxembourg

International Flavours & Fragrances (GB) Holdings Limited	England

IFF International Inc.	New York

IFF Financial Services	Ireland

International Flavors & Fragrances Gibraltar Holding (Luxembourg) SCS	Luxembourg

IFF Capital Services	Ireland

IFF (Gibraltar) Limited	Gibraltar

IFF Australia Holdings Pty Limited	Australia

IFF Chemical Holdings Inc.	Delaware

IFF (Gibraltar) Holdings	Gibraltar

IFF Mexico Holdings LLC	Delaware

IFF Latin American Holdings (España) SL	Spain

IFF Augusta Limited	England

Fragrance Ingredients Holdings Inc.	Delaware

Bush Boake Allen Inc.	Virginia

Bush Boake Allen (Chile) S.A.	Chile

Bush Boake Allen Industria E Commercial do Brasil Limitada	Brazil

Bush Boake Allen Controladora S.A. de C.V.	Mexico

Bush Boake Allen (Nominees) Limited	England

Bush Boake Allen Holdings (U.K.) Limited	England

Bush Boake Allen Pension Investments Limited	England

Bush Boake Allen (Pension Trustees) Limited	England

Bush Boake Allen Limited	England

Bush Boake Allen Australia Pty Ltd.	Australia

A. Boake, Roberts And Company (Holding), Limited	England

Bush Boake Allen (New Zealand) Limited	New Zealand

International Flavours & Fragrances (New Zealand) Limited	New Zealand

International Flavors & Fragrances Singapore Pte. Ltd.	Singapore

Bush Boake Allen Denmark ApS.	Denmark

Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe

International Flavours & Fragrances (India) Limited (3)	India

Hindustan Flavours and Fragrances (International) Limited (4)	India

Bush Boake Allen (Jamaica) Limited (5)	Jamaica

Bush Boake Allen Benelux B.V.	The Netherlands

International Flavors & Fragrances I.F.F. (Norden) AB	Sweden

Bush Boake Allen Pakistan (Private) Limited (6)	Pakistan

Asian Investments, Inc.	Delaware

Fragrance Holdings Private Limited	India

Essence Scientific Research Private Limited	India

Jamaica Extracts Limited (7)	Jamaica

Bush Boake Allen Barbados Inc.	Barbados

Bush Boake Allen Enterprises Ltd.	England

International Flavours & Fragrances (CIL) Limited	England

International Flavors & Fragrances I.F.F. (Middle East) FZE	Dubai (UAE)

IFF Worldwide (Gibraltar) Limited	Gibraltar

International Flavors & Fragrances Irish Acquisition Company Limited	Ireland

1.	90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co. Ltd., is owned, directly or indirectly, by the Company.
2.	97.05% of the voting stock of IFF Aroma Esans Sanayi Ve Ticaret A.S. is owned, directly or indirectly by the Company.
3.	93.36% of the voting stock of International Flavours & Fragrances (India) Limited is owned, directly or indirectly, by the Company.
4.	93.36% of the voting stock of Hindustan Flavours and Fragrances (International) Limited is owned, directly or indirectly, by the Company.
5.	70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.
6.	50% of the voting stock of Bush Boake Allen Pakistan (Private) Limited is owned, directly or indirectly, by the Company.
7.	58% of the voting stock of Jamaica Extracts Limited is owned, directly or indirectly, by the Company.